EXHIBIT 99.1

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE	NEWS RELEASE
FOR IMMEDIATE RELEASE
Media Contacts:
Leah M. Gerstner, Leah.M.Gerstner@aexp.com, +1.212.640.3174
Andrew R. Johnson, Andrew.R.Johnson@aexp.com, +1.212.640.8610

Investors/Analysts Contacts:
Vivian Y. Zhou, Vivian.Y.Zhou@aexp.com, +1.212.640.5574
Melanie L. Michel, Melanie.L.Michel@aexp.com, +1.212.640.5574

AMERICAN EXPRESS FOURTH-QUARTER REVENUE INCREASES 30% TO $12.1 BILLION,
DRIVEN BY RECORD CARD MEMBER SPENDING
FOURTH-QUARTER EARNINGS PER SHARE WAS $2.18, WITH FULL-YEAR EPS OF $10.02
TO CONTINUE BUILDING ON STRONG MOMENTUM, COMPANY RAISES LONG-TERM ASPIRATION WITH NEW GROWTH PLAN
(Millions, except percentages and per share amounts)

	Quarters Ended December 31,		Percentage Inc/(Dec)	Years Ended December 31,		Percentage Inc/(Dec)
	2021	2020		2021	2020
Total Revenues Net of Interest Expense	$12,145	$9,351	30	$42,380	$36,087	17
Total Provisions for Credit Losses	$53	$(111)	#	$(1,419)	$4,730	#
Net Income	$1,719	$1,438	20	$8,060	$3,135	#
Diluted Earnings Per Common Share [1]	$2.18	$1.76	24	$10.02	$3.77	#
Average Diluted Common Shares Outstanding	769	806	(5)	790	806	(2)

# - Denotes a variance of 100 percent or more.

New York – January 25, 2022 – American Express Company (NYSE: AXP) today reported fourth-quarter net income of $1.7 billion, or $2.18 per share, compared with net income of $1.4 billion, or $1.76 per share, a year ago.
"We delivered strong fourth-quarter and full-year results that exceeded our expectations thanks to the efforts of our dedicated and talented colleagues," said Stephen J. Squeri, Chairman and Chief Executive Officer.
"Our investment strategy enabled us to reach record levels of Card Member spending, maintain customer retention and satisfaction above pre-pandemic levels, increase new Card acquisitions, grow our loan balances, and deepen our digital engagement with customers, producing revenue growth of 30 percent in the fourth quarter and 17 percent for the full year.
"As we look ahead, we are raising our aspiration to generate sustainable revenue and earnings growth over the long term with a new growth plan that will enable us to continue investing at high levels in our customers, brand, and talent. Our performance to date and the lessons we have learned have strengthened our conviction in this strategy.

"Based on our new growth plan and the benefits we anticipate from an improving macro environment, we expect to generate elevated levels of revenue growth in 2022 in the range of 18 to 20 percent and earnings per share of $9.25 to $9.65. Longer term, as the economy reaches a steady state, our aspiration is to achieve revenue growth in excess of 10 percent and EPS growth in the mid-teens."
The company also plans to increase the regular quarterly dividend on its common shares outstanding by approximately 20 percent, from 43 cents to 52 cents per share beginning with the first quarter 2022, subject to approval by the company's board of directors.
Fourth-quarter consolidated total revenues net of interest expense were $12.1 billion, up 30 percent from $9.4 billion a year ago. The increase primarily reflected growth in Card Member spending compared to the prior year.
Consolidated provisions for credit losses were $53 million, compared with a benefit of $111 million a year ago. The change in provisions primarily reflected lower reserve releases compared with a year ago, partially offset by lower net write-offs in the current quarter, with credit metrics remaining near historic lows.
Consolidated expenses were $9.8 billion, up 29 percent from $7.6 billion a year ago, reflecting higher marketing investments to continue building growth momentum, increased costs driven by higher Card Member spending, and higher usage of travel-related benefits. Operating expenses were also higher primarily as a result of increased compensation.
The consolidated effective tax rate was 25.5 percent, up from 22.6 percent a year ago. The increase primarily reflected discrete tax charges in the current quarter and changes in the level and geographic mix of income.
For the full year, the company reported net income of $8.1 billion, or $10.02 per share, compared with net income of $3.1 billion, or $3.77 per share, a year ago.
Consolidated total revenues net of interest expense for the full year were $42.4 billion, up 17 percent from $36.1 billion a year ago. The increase primarily reflected growth in Card Member spending compared to the prior year.
Consolidated provisions for credit losses for the full year resulted in a benefit of $1.4 billion, compared with a provision expense of $4.7 billion a year ago. The decrease reflected reserve releases of $2.5 billion, compared with a reserve build of $1.5 billion a year ago, as well as lower net write-offs in the current year.
Consolidated expenses for the full year were $33.1 billion, up 22 percent from $27.1 billion a year ago, reflecting increased costs driven by higher Card Member spending, higher marketing investments to continue building growth momentum, and higher usage of travel-related benefits. Operating expenses were flat, reflecting increased compensation, offset by net gains on Amex Ventures equity investments.
Global Consumer Services Group reported fourth-quarter pretax income of $1.3 billion, compared with $1.5 billion a year ago.
Total revenues net of interest expense were $6.9 billion, up 23 percent from $5.7 billion a year ago. The rise primarily reflected an increase in Card Member spending compared to the prior year.
Provisions for credit losses were $27 million, down 37 percent from $43 million a year ago. The decrease primarily reflected lower net write-offs in the current quarter, partially offset by a smaller reserve release compared with a year ago.
Total expenses were $5.6 billion, up 35 percent from $4.2 billion a year ago. The increase primarily reflected higher customer engagement costs and operating expenses. Customer engagement costs were up due to higher marketing investments to continue building growth momentum, as well as higher costs driven by increasing Card Member spending and usage of travel-related benefits. Operating expenses were higher primarily as a result of increased compensation.
Global Commercial Services reported fourth-quarter pretax income of $706 million, compared with $667 million a year ago.
Total revenues net of interest expense were $3.6 billion, up 30 percent from $2.7 billion a year ago, primarily reflecting a rise in Card Member spending compared to the prior year.

Provisions for credit losses were $26 million, compared with a benefit of $164 million a year ago. The change primarily reflected a smaller reserve release compared with a year ago, partially offset by lower net write-offs in the current quarter.
Total expenses were $2.8 billion, up 27 percent from $2.2 billion a year ago, primarily reflecting higher customer engagement costs and operating expenses. Customer engagement costs were up due to higher marketing investments to continue building growth momentum, as well as higher costs driven by increasing Card Member spending and usage of travel-related benefits. Operating expenses were higher primarily as a result of increased compensation.
Global Merchant and Network Services reported fourth-quarter pretax income of $508 million, compared with $276 million a year ago.
Total revenues net of interest expense were $1.5 billion, up 31 percent from $1.1 billion a year ago. The rise primarily reflected an increase in network volumes compared to the prior year.
Total expenses were $946 million, up 15 percent from $823 million a year ago, reflecting higher marketing investments and operating expenses, primarily driven by increased compensation.
Corporate and Other reported a fourth-quarter pretax loss of $209 million, compared with a pretax loss of $545 million a year ago. The decline was primarily driven by a non-cash gain related to an increase in American Express Global Business Travel's total equity book value.

________________________________

Notes:
1
Diluted earnings per common share (EPS) was reduced by the impact of (i) earnings allocated to participating share awards and other items of $11 million and $9 million for the three months ended December 31, 2021 and 2020, respectively, and $56 million and $20 million for the years ended December 31, 2021 and 2020, respectively, (ii) dividends on preferred shares of $22 million and $14 million for the three months ended December 31, 2021 and 2020, respectively, and $71 million and $79 million for the years ended December 31, 2021 and 2020, respectively, and (iii) equity-related adjustments of $7 million and $16 million related to the redemption of preferred shares for the three months and year ended December 31, 2021, respectively.

As used in this release:
•Customer engagement costs represent the aggregate of Card Member rewards, Card Member services, and marketing and business development expenses.
•Operating expenses represent salaries and employee benefits, professional services, data processing and equipment, and other, net.
•Reserve releases and reserve builds represent the portion of the provisions for credit losses for the period related to increasing or decreasing reserves for credit losses as a result of, among other things, changes in volumes, macroeconomic outlook, portfolio composition, and credit quality of portfolios. Reserve releases represent the amount by which net write-offs exceed the provisions for credit losses. Reserve builds represent the amount by which the provisions for credit losses exceed net write-offs.

About American Express
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate responsibility information: personal cards, business cards, travel services, gift cards, prepaid cards, merchant services, Accertify, Kabbage, Resy, corporate card, business travel, diversity and inclusion, corporate responsibility and Environmental, Social, and Governance reports.
Source: American Express Company
Location: Global

This earnings release should be read in conjunction with the company’s statistical tables for the fourth quarter 2021, available on the American Express Investor Relations website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.
An investor conference call will be held at 8:30 a.m. (ET) today to discuss fourth-quarter results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, including management’s outlook for 2022, expectations for 2023 and aspirations for 2024 and beyond, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•the company’s ability to achieve its 2022 earnings per common share (EPS) outlook, grow earnings in the future and execute on its new growth plan, which will depend in part on revenue growth, credit performance and the effective tax rate remaining consistent with current expectations and the company’s ability to continue investing in customers, brand and talent, controlling operating expenses, effectively manage risk and executing its share repurchase program; any of which could be impacted by, among other things, the factors identified in the subsequent paragraphs as well as the following: the extent and duration of the effect of the pandemic on the economy, inflation, consumer confidence, consumer and business spending, and customer behaviors, such as with respect to travel, dining, shopping and in-person events; the impact on consumers and businesses as forbearance and government support programs end; the continued stress on businesses due to containment measures, operational changes, supply chain issues and staffing shortages; issues impacting brand perceptions and the company’s reputation; the impact of any future contingencies, including, but not limited to, restructurings, investment gains, impairments, changes in reserves, legal costs, the imposition of fines or civil money penalties and increases in Card Member reimbursements; impacts related to new or renegotiated cobrand and other partner agreements; and the impact of regulation and litigation, which could affect the profitability of the company’s business activities, limit the company’s ability to pursue business opportunities, require changes to business practices or alter the company’s relationships with partners, merchants and Card Members;

•the company’s ability to achieve its 2022 revenue growth outlook, its revenue growth expectations for 2023 and its revenue growth aspirations for 2024 and beyond, which could be impacted by, among other things, uncertainty regarding the continued spread of COVID-19 (including new variants) and the availability, distribution and use of effective treatments and vaccines; a deterioration in global economic and business conditions; consumer and business spending not growing in line with expectations, including Goods & Services spending not continuing to show strong growth and Travel & Entertainment spending not recovering through 2022 and 2023 as expected; prolonged measures to contain the spread of COVID-19 (including travel restrictions), concern of the possible imposition of further containment measures or premature easing of such containment measures, any of which could further exacerbate the effects on business activity and the company’s Card Members, partners and merchants; health concerns associated with the pandemic continuing to affect customer behaviors, spending levels and preferences, and travel patterns and demand even after containment measures are lifted; the amount and efficacy of investments in share, scale and relevance; growth in Card Member loans and the yield on Card Member loans not remaining consistent with current expectations; the average discount rate changing by a greater or lesser amount than expected; an inability of business partners to meet their obligations to the company and the company’s customers due to slowdowns or disruptions in their businesses, bankruptcy or liquidation, or otherwise; and the company’s inability to address competitive pressures and implement its strategies and business initiatives, including within the premium consumer space, commercial payments, the global merchant network and digital environment;

•future credit performance, the level of future delinquency and write-off rates and the amount and timing of future reserve builds and releases, which will depend in part on changes in consumer behavior that affect loan and receivable balances (such as paydown and revolve rates); macroeconomic factors such as unemployment rates, GDP and the volume of bankruptcies; the ability and willingness of Card Members to pay amounts owed to the company, particularly as forbearance and government support programs end; the enrollment in, and effectiveness of, hardship programs and troubled debt restructurings; the performance of accounts as they graduate and exit from financial relief programs; collections capabilities and recoveries of previously written-off loans and receivables; and governmental actions that provide forms of relief with respect to certain loans and fees, such as limiting debt collections efforts and encouraging or requiring extensions, modifications or forbearance;

•net interest income and the growth rate of loans outstanding being higher or lower than current expectations, which will depend on the behavior of Card Members and their actual spending, borrowing and paydown patterns; the company’s ability to effectively manage risk and enhance Card Member value propositions; changes in benchmark interest rates; changes in capital and credit market conditions and the availability and cost of capital; credit actions, including line size and other adjustments to credit availability; and the effectiveness of the company’s strategies to capture a greater share of existing Card Members’ spending and borrowings, and retain and attract new customers;

•the actual amount to be spent on marketing in 2022 and beyond, which will be based in part on continued changes in the macroeconomic and competitive environment and business performance; management’s identification and assessment of attractive investment opportunities and the receptivity of Card Members and prospective customers to advertising and customer acquisition initiatives; the company’s ability to balance expense control and investments in the business; and management’s ability to realize efficiencies and optimize investment spending;

•the actual amount to be spent on Card Member rewards and services and business development, and the relationship of these variable customer engagement costs to revenues, which could be impacted by continued changes in macroeconomic conditions and Card Member behavior as it relates to their spending patterns (including the level of spend in bonus categories), the redemption of rewards and offers (including travel redemptions) and usage of travel-related benefits; the costs related to reward point redemptions; inflation; further enhancements to product benefits to make them attractive to Card Members and prospective customers, potentially in a manner that is not cost effective; new and renegotiated contractual obligations with business partners; and the pace and cost of the expansion of the company’s global lounge collection;

•the ability of the company to control its operating expenses and the actual amount the company spends on operating expenses in 2022 and beyond, which could be impacted by, among other things, salary and benefit expenses to attract and retain talent; costs due to new hybrid working arrangements; supply chain issues; a persistent inflationary environment; management’s decision to increase or decrease spending in such areas as technology, business and product development, sales force, premium servicing and digital capabilities depending on overall business performance; the company’s ability to innovate efficient channels of customer interactions; restructuring activity; fraud costs; information security or compliance expenses or consulting, legal and other professional services fees, including as a result of litigation or internal and regulatory reviews; the level of M&A activity and related expenses; the payment of civil money penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; impairments of goodwill or other assets; and the impact of changes in foreign currency exchange rates on costs;

•net card fees not performing consistent with current expectations, which could be impacted by, among other things, a deterioration in macroeconomic conditions impacting the ability and desire of Card Members to pay card fees; higher Card Member attrition rates; the pace of Card Member acquisition activity; and the company’s inability to address competitive pressures, develop attractive value propositions and implement its strategy of refreshing card products and enhancing benefits and services;

•the average discount rate not performing consistent with current expectations, including as a result of further changes in the mix of spending by location and industry (including the level of T&E spending), merchant negotiations (including merchant incentives, concessions and volume-related pricing discounts), competition, pricing regulation (including regulation of competitors’ interchange rates) and other factors;

•the company’s tax rate not remaining consistent with current levels, which could be impacted by, among other things, changes in tax laws and regulation, the company’s geographic mix of income, unfavorable tax audits and other unanticipated tax items;

•changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may materially impact the prices charged to merchants that accept American Express cards, the ability of the company to maintain the Platinum card franchise’s leadership in the premium space, competition for new and existing cobrand relationships, competition from new and non-traditional competitors and the success of marketing, promotion and rewards programs;

•changes affecting the company’s plans regarding the return of capital to shareholders, including increasing the level of the dividend, subject to approval by the company’s Board of Directors, which will depend on factors such as capital levels and regulatory capital ratios; changes in the stress testing and capital planning process and new guidance from the Federal Reserve; the company’s results of operations and financial condition; the company’s credit ratings and rating agency considerations; and the economic environment and market conditions in any given period;

•the company’s ability to expand its leadership in the premium consumer space, which will be impacted in part by competition, brand perceptions (including perceptions related to merchant coverage) and reputation and the ability of the company to develop and market value propositions that appeal to Card Members and new customers and offer attractive services and rewards programs, which will depend in part on ongoing investments, addressing changing customer behaviors, new product innovation and development, Card Member acquisition efforts and enrollment processes, including through digital channels, and infrastructure to support new products, services and benefits;

•the ability of the company to build on its leadership in commercial payments, which will depend in part on competition, the willingness and ability of companies to use credit and charge cards for procurement and other business expenditures as well as use the company’s products for financing needs, perceived or actual difficulties and costs related to setting up card-based B2B payment platforms, the ability of the company to offer attractive value propositions to potential customers, the company’s ability to enhance and expand its payment and lending solutions and continue the rollout of the Kabbage platform to the company’s small business customers;

•the ability of the company to execute on its plans to expand merchant coverage globally, which will depend in part on the success of the company, OptBlue merchant acquirers and GNS partners in signing merchants to accept American Express, which could be impacted by our value propositions offered to merchants and merchant acquirers for card acceptance, as well as the awareness and willingness of Card Members to use American Express cards at merchants, the company’s ability to increase coverage in priority international regions and execute on our plans in China and technological developments, including capabilities that allow greater digital integration;

•the ability of the company to stay on the leading edge of technology and digital payment solutions, which will depend on our success in evolving our products and processes for the digital environment, developing new features in the Amex app and enhancing our digital channels, building partnerships and executing programs with other companies, effectively utilizing artificial intelligence to address servicing and other customer needs, and supporting the use of our products as a means of payment through online and mobile channels, all of which will be impacted by investment levels, new product innovation and development and infrastructure to support new products, services and benefits;

•our ability to implement our ESG strategies and initiatives, which depend in part on the amount and efficacy of our investments in product innovations, marketing campaigns, our supply chain and operations, and philanthropic, colleague and community programs; customer behaviors; and the cost and availability of solutions for a low carbon economy;

•a failure in or breach of the company’s operational or security systems, processes or infrastructure, or those of third parties, including as a result of cyberattacks, which could compromise the confidentiality, integrity, privacy and/or security of data, disrupt its operations, reduce the use and acceptance of American Express cards and lead to regulatory scrutiny, litigation, remediation and response costs, and reputational harm;

•legal and regulatory developments, which could affect the profitability of the company’s business activities; limit the company’s ability to pursue business opportunities or conduct business in certain jurisdictions; require changes to business practices or alter the company’s relationships with Card Members, partners, merchants and other third parties, including its ability to continue certain cobrand relationships in the EU; exert further pressure on the average discount rate and the company’s GNS business; result in increased costs related to regulatory oversight, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or civil money penalties; materially affect capital or liquidity requirements, results of operations or ability to pay dividends; or result in harm to the American Express brand; and

•factors beyond the company’s control such as continued waves of COVID-19 cases, the severity and contagiousness of new variants, severe weather conditions, natural disasters, power loss, disruptions in telecommunications, terrorism and other catastrophic events, any of which could significantly affect demand for and spending on American Express cards, delinquency rates, loan and receivable balances and other aspects of the company’s business and results of operations or disrupt its global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2021 and the company’s other reports filed with the Securities and Exchange Commission.